     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 2003

                                                     REGISTRATION NO. 333-31092
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               APACHE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                      NO. 41-0747868
  (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)


                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400
                                 (713) 296-6000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                   APACHE CORPORATION DEFERRED DELIVERY PLAN

          NON-QUALIFIED RETIREMENT/SAVINGS PLAN OF APACHE CORPORATION

                           (FULL TITLES OF THE PLAN)

                                 ERIC L. HARRY
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                               APACHE CORPORATION
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400
                                 (713) 296-6000
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

===============================================================================

This amendment is filed by the registrant, Apache Corporation ("Apache"), to remove from registration under this Registration Statement certain shares of Apache Common Stock, par value $1.25 per share, and certain associated Preferred Stock Purchase Rights ("Rights").

Of the 1,100,000 shares of Apache Common Stock and Rights registered under this Registration Statement (a) 1,000,000 shares were authorized, from shares in Apache's treasury, for issuance under the terms of Apache's Deferred Delivery Plan and (b) 100,000 shares were authorized, from shares in Apache's treasury, for issuance under the terms of Apache's Non-Qualified Retirement/Savings Plan (the "NQ Plan"). After adjustment for Apache's ten-percent stock dividend, record date December 31, 2001, payment date January 21, 2002, such shares became (i) 1,100,000 shares for the Deferred Delivery Plan and (ii) 110,000 shares for the NQ Plan.

Apache hereby removes for registration 750,000 of the shares of Apache Common Stock authorized for the Deferred Delivery Plan.

This leaves a balance of 460,000 shares of Apache Common Stock and Rights registered under this Registration Statement, of which (a) 350,000 shares are authorized for the Deferred Delivery Plan and (b) 110,000 shares are authorized for the NQ Plan.

ITEM 8. EXHIBITS.

The following exhibits are filed herewith unless otherwise indicated:

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT

      4.1 Restated Certificate of Incorporation of Apache Corporation (incorporated by reference to Exhibit 99.1 to Apache's Current Report on Form 8-K, dated December 17, 1999, Commission File No. 1-4300)

      4.2 Bylaws of Apache Corporation, as amended May 2, 2002 (incorporated by reference to Exhibit 3.1 to Apache's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, Commission File No.
                  1-4300)

      4.3 Form of Apache's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Apache's Annual Report on Form 10-K for the year ended December 31, 1995, Commission File No. 1-4300)

      4.4 Rights Agreement, dated January 31, 1996, between Apache and Norwest Bank Minnesota, N.A., rights agent (incorporated by reference to Exhibit (a) to Apache's Registration Statement on Form 8-A, dated January 24, 1996, Commission File No. 1-4300)

     *4.5 Apache Corporation Deferred Delivery Plan, as amended December 18, 2002, effective as of May 2, 2002.

      4.6 Non-Qualified Retirement/Savings Plan of Apache Corporation, restated as of January 1, 1997, and amendments effective as of January 1, 1997, January 1, 1998 and January 1, 1999 (incorporated by reference to Exhibit 10.17 to Apache's Annual Report on Form 10-K for the year ended December 31, 1998, Commission File No. 1-4300)

    **4.7 Amendment to the Non-Qualified Retirement/Savings Plan of Apache Corporation dated February 22, 2000, effective as of January 1, 1999; and Amendment to the Non-Qualified Retirement/Savings Plan of Apache Corporation, dated July 27, 2000.

    4.8 Amendment to the Non-Qualified Retirement/Savings Plan of Apache Corporation, dated August 3, 2001, effective as of September 1, 2000 and July 1, 2001 (incorporated by reference to Exhibit 10.13 to Apache's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, Commission File
                  No. 1-4300).

    **5.1 Opinion of legal counsel regarding legality of securities being registered

   **23.1         Consent of Arthur Andersen LLP

   **23.2         Consent of Ryder Scott Petroleum Engineers

   **23.3         Consent of Netherland, Sewell & Associates, Inc.

   **23.4         Consent of legal counsel included in Exhibit 5.1

   **24.1 Power of Attorney was included as part of the signature pages of the Registration Statement.

-------------------
*        Filed herewith
**       Previously filed

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

                                      APACHE CORPORATION



Date:   March 11, 2003                By: /s/ G. Steven Farris
                                          -------------------------------------
                                          G. Steven Farris,
                                          President, Chief Executive Officer and
                                          Chief Operating Officer


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.


SIGNATURE                  TITLE                                    DATE
---------                  -----                                    ----

/s/ G. Steven Farris       Director;
------------------------
G. Steven Farris           President, Chief Executive Officer
                           and Chief Operating Officer
                           (Principal Executive Officer)         March 11, 2003


/s/ Roger B. Plank*        Executive Vice President and
------------------------
Roger B. Plank             Chief Financial Officer
                           (Principal Financial Officer)

/s/ Thomas L. Mitchell*    Vice President and
------------------------
Thomas L. Mitchell         Controller
                           (Principal Accounting Officer)

SIGNATURE                         TITLE


/s/ Raymond Plank*                Director and
------------------------------    Chairman of the Board
Raymond Plank


/s/ Frederick M. Bohen*           Director
------------------------------
Frederick M. Bohen


/s/ Randolph M. Ferlic*           Director
------------------------------
Randolph M. Ferlic


/s/ Eugene C. Fiedorek*           Director
------------------------------
Eugene C. Fiedorek


/s/ A. D. Frazier, Jr.*           Director
------------------------------
A. D. Frazier, Jr.



------------------------------    Director
Patricia Albjerg Graham



------------------------------    Director
John A. Kocur


/s/ George D. Lawrence*           Director
------------------------------
George D. Lawrence


/s/ F. H. Merelli*                Director
------------------------------
F. H. Merelli


/s/ Rodman D. Patton*             Director
------------------------------
Rodman D. Patton



------------------------------    Director
Charles J. Pitman



------------------------------    Director
Jay A. Precourt


*By:  /s/ G. Steven Farris                               March 11, 2003
      ---------------------------------------
      G. Steven Farris
      Attorney-in-Fact

                                EXHIBIT INDEX

   EXHIBIT
   NUMBER         DESCRIPTION OF EXHIBIT

      4.1 Restated Certificate of Incorporation of Apache Corporation (incorporated by reference to Exhibit 99.1 to Apache's Current Report on Form 8-K, dated December 17, 1999, Commission File No. 1-4300)

      4.2 Bylaws of Apache Corporation, as amended May 2, 2002 (incorporated by reference to Exhibit 3.1 to Apache's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, Commission File No.
                  1-4300)

      4.3 Form of Apache's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Apache's Annual Report on Form 10-K for the year ended December 31, 1995, Commission File No. 1-4300)

      4.4 Rights Agreement, dated January 31, 1996, between Apache and Norwest Bank Minnesota, N.A., rights agent (incorporated by reference to Exhibit (a) to Apache's Registration Statement on Form 8-A, dated January 24, 1996, Commission File No. 1-4300)

     *4.5 Apache Corporation Deferred Delivery Plan, as amended December 18, 2002, effective as of May 2, 2002.

      4.6 Non-Qualified Retirement/Savings Plan of Apache Corporation, restated as of January 1, 1997, and amendments effective as of January 1, 1997, January 1, 1998 and January 1, 1999 (incorporated by reference to Exhibit 10.17 to Apache's Annual Report on Form 10-K for the year ended December 31, 1998, Commission File No. 1-4300)

    **4.7 Amendment to the Non-Qualified Retirement/Savings Plan of Apache Corporation dated February 22, 2000, effective as of January 1, 1999; and Amendment to the Non-Qualified Retirement/Savings Plan of Apache Corporation, dated July 27, 2000.

    4.8 Amendment to the Non-Qualified Retirement/Savings Plan of Apache Corporation, dated August 3, 2001, effective as of September 1, 2000 and July 1, 2001 (incorporated by reference to Exhibit 10.13 to Apache's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, Commission File
                  No. 1-4300).

    **5.1 Opinion of legal counsel regarding legality of securities being registered

   **23.1         Consent of Arthur Andersen LLP

   **23.2         Consent of Ryder Scott Petroleum Engineers

   **23.3         Consent of Netherland, Sewell & Associates, Inc.

   **23.4         Consent of legal counsel included in Exhibit 5.1

   **24.1 Power of Attorney was included as part of the signature pages of the Registration Statement.

-------------------
*        Filed herewith
**       Previously filed